UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York		14020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on July 28, 2011, the stockholders of Graham Corporation (the “Company”) voted on the matters described below.

1.	The Company’s stockholders elected two directors, each for a three year term expiring in 2014. The number of shares that: (i) voted for the election of each such director; (ii) withheld authority to vote for each such director; and (iii) represented broker non-votes with respect to each such director is summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*

Gerard T. Mazurkiewicz	6,863,183	134,258	1,868,695

James J. Barber, Ph.D.	6,871,280	118,064	1,876,792

2.	On an advisory basis, the Company’s stockholders approved the compensation of the Company’s named executive officers as such compensation information was disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 13, 2011, including the Compensation Discussion and Analysis, compensation tables and other narrative disclosures included therein. The table below summarizes the number of shares that voted for, against and abstained from voting on the compensation of the Company’s named executive officers, as well as the number of shares representing broker non-votes with respect to such advisory vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes*

6,866,225	56,202	64,612	1,879,097

3.	On an advisory basis, the Company’s stockholders cast votes for their preference regarding the frequency of stockholder advisory votes on the Company’s named executive officer compensation. The table below summarizes the number of shares that (i) voted for an advisory vote regarding such compensation every year, every two years and every three years and (ii) abstained from voting on this proposal, as well as the number of shares representing broker non-votes with respect to such advisory vote.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes*

5,630,159	28,166	1,269,254	59,460	1,879,097

As a result of the preference of the Company’s stockholders to conduct an advisory vote on the compensation of the Company’s named executive officers every year, the Company’s Board of Directors has determined to conduct such advisory vote every year.

4.	The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012. The number of shares that voted for, against and abstained from voting for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 is summarized in the table below.

Votes For	Votes Against	Abstentions

8,805,942	48,081	12,113

*	Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as an election of directors, the advisory vote on the Company’s named executive officer compensation and the advisory vote on the frequency of stockholder advisory votes on such compensation.

Item 8.01	Other Events.

On July 28, 2011 the Company’s Board of Directors extended the Company’s existing stock repurchase program. The stock repurchase program, as extended, permits the Company to repurchase up to 1,000,000 shares of its Common Stock either in the open market or through privately negotiated transactions and terminates at the earlier of the expiration of the program on July 27, 2012, when all 1,000,000 shares have been repurchased or when the Board of Directors terminates the program. The Company intends to use cash on hand to fund any stock repurchases under the stock repurchase program. As of the date of this Current Report on Form 8-K, 638,000 shares of Common Stock remain available for repurchase under the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: July 29, 2011	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and Chief Financial Officer